Exhibit 10.13

K&L GATES

Option Confirmatory Deed

DR MICHAEL PERRY

and

AVITA MEDICAL LIMITED

ACN 058 466 523

Option Confirmatory Deed

Date: 12 November 2019 Parties:

1.	Dr Michael Perry of 300 Cook St., Denver, CO, 80206, United States (Dr Perry or the Participant)
2.	Avita Medical Limited ACN 058 466 523 of 28159 Avenue Stanford. Suite 220, Valencia, CA 91355, United States (Company)

Background:

A.	At the Company's 2018 AGM on 30 November 2018 shareholders approved the issue to the Company's Managing Director Dr Perry of 15,000,000 Options and those Options were issued on 30 November 2018.
B.	This Deed now confirms and records the offer by the Company and the acceptance of those Options by Dr Perry on the terms and conditions of this Deed.

Agreed terms:

1.	Definitions and interpretation
1.1	Definitions

In this Deed (including the Schedule):

Board means the board of directors of the Company or a committee appointed by the board of directors of the Company;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Melbourne, Victoria;

Constitution means the constitution of the Company as may be amended from time to time;

Company means Avita Medical Limited ACN 058 466 523;

Control Event means any of the following:

(a)

One person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that a Control Event shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company's stock and acquires additional stock; or

(b)

One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing 30% or more of the total voting power of the stock of such corporation; or

(c)

A majority of the members of the Board is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)

One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s),

2

in all of the above events a “Control Event” will only occur if it qualifies as a change in control event under Section 409A of the Internal Revenue Code but for clarity a “Control Event” excludes any solvent reconstruction or re organization of the Company or its entities (including without limitation the interposition of a new holding entity to the group);

Corporations Act means the Corporations Act 2001 (Cth);

Deed means this deed including the background, any schedules and any annexures;

Employment Agreement means the agreement dated 12 November 2019 containing the terms and conditions upon which Dr Perry is employed by the Company as CEO of the Company;

Fair Market Value means, in relation to Shares issued resulting from the exercise of Options:

(a)

the closing sale price per share of ordinary shares of the Company on a recognized securities exchange or over-the-counter market on which the ordinary shares of the Company are principally traded on the date on which Fair Market Value is being determined;

(b)

if the ordinary shares of the Company are not traded on the date the Shares are issued due to a trading suspension or trading halt undertaken to facilitate a private placement of the Company, the value of ordinary shares of the Company sold in the private placement or

(c)

if the ordinary shares of the Company are not then listed on any recognized securities exchange or traded in an over-the-countermarket or the value of such Shares is not otherwise determinable, the value as reasonably determined by the Board in good faith.

Liquidation means the passing of a resolution for voluntary winding up, or the making of an order for the compulsory winding up of the Company;

Options means 15,000,000 unlisted options to acquire 15,000,000 fully paid ordinary Shares in the capital of the Company;

Reorganization means any merger, consolidation, reconstruction or other reorganization in respect of the Company, including any compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company;

Security Interest means:

(a)

an interest or power reserved in or created or otherwise arising in or over an interest in any asset whether under a bill of sale, mortgage, charge, lien, pledge, other security interest or preferential arrangement (including retention of title). trust or power or otherwise by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation;

(a)	a security interest as defined in Personal Property Securities Act 2009 (Cth) (PPSA) and to which the PPSA applies; or
(b)

any agreement to grant or create anything referred to in either of paragraph (a) or (b) of this definition and any other thing which gives a creditor priority to any other creditor with respect to any asset or an interest in any asset;

Share means a fully paid ordinary share in the capital of the Company;

“Taxing Event” means the date on which any Shares are issued to Participant pursuant to exercise of Options;

“Tax Payment” means. in relation to any Shares issued pursuant to the exercise of Options, the amount of the Company's liability for withholding tax as calculated by the Company (acting

AU_Active01 903886972v15 MILLERN

reasonably and in good faith) by reference to the extent required by law to the Fair Market Value of the relevant Shares as at the date of the Taxing Event, and notified to the Participant in writing by no later than the Taxing Event;

Terms and Conditions means the Options terms and conditions set out in Schedule 1 of this Deed as approved by shareholders at the Company's 2018 Annual General Meeting;

Unvested Options means Options for which their respective vesting conditions have not been met;

Termination for Cause has the meaning in section 5.1 of the Employment Agreement;

Termination Due to Disability or Death has the meaning in section 5.3 of the Employment Agreement;

Termination Without Cause has the meaning in section 5.2 of the Employment Agreement;

Vested Option means an Option in respect of which all vesting conditions have been met or which are otherwise exercisable (as contemplated by Schedule 1);

Voluntary Termination has the meaning as provided in section 5.4 of the Employment Agreement;

Voluntary Termination for Good Cause has the meaning as provided in section 5.5 of the Employment Agreement.

1.2	Interpretation

In this Deed. unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;
(b)	a gender includes the other genders;
(c)	headings are used for convenience only and do not affect the interpretation of this Deed;
(d)	other grammatical forms of a defined word or expression have a corresponding meaning;
(e)	a reference to a document is to that document as amended, novated, supplemented, extended or restated from time to time;
(f)	a reference to a party is to a party to this Deed and includes that party's executors, administrators, successors, permitted assigns and permitted substitutes;
(g)	if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;
(h)	“person” includes a natural person, partnership, body corporate, association, joint venture, governmental or local authority, and any other body or entity whether incorporated or not:
(i)	“month” means calendar month and “year” means 12 consecutive months ;
U)	a reference to a thing (including a right) includes a part of it but nothing in this clause implies that part performance of an obligation constitutes performance of that obligation;
(k)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) is to that statute as amended, consolidated, re-enacted or replaced from time to time;
(I)	“include”, “for example” and any similar expressions are not used, and must not be interpreted, as words of limitation;

AU_Active01 903886972v15 MILLERN

(m)	money amounts are stated in Australian currency unless otherwise specified;
(n)	a reference to a time of day is to that time in Melbourne, Victoria;
(o)

a reference to any agency or body that ceases to exist, is reconstituted, renamed or replaced, or has its powers or functions removed (defunct body ) is to the agency or body that performs most closely the powers or functions of the defunct body;

(p)	any provision in this Deed which is in favor of more than one person benefits all of them jointly and each of them severally; and
(q)	any provision in this Deed which binds more than one person binds all of them jointly and each of them severally.
2.	Terms and conditions of Options
2.1	Terms and conditions approved by Shareholders

The parties agree that the Options are issued and governed by the terms of this Deed (including the Terms and Conditions as set out in Schedule 1).

2.2	Agreement by Dr Perry

Dr Perry agrees that he will hold the Options on the terms and conditions set out in this Deed (including the Terms and Conditions as set out in Schedule 1).

2.3	Issue of Shares on exercise of the Options

On exercise of the Options (or any of them). the Company will in accordance with the Terms and Conditions issue to Dr Perry that number of Shares represented by the exercised Options and Dr Perry agrees to hold those Shares issued in accordance with the Company's Constitution (as amended from time to time). Other than compliance with Section 1043A of the Corporations Act (possession of inside information) and the Company's then applicable securities trading policy (as applicable to all of the Company's employees), on filing a cleansing notice by the Company under section 708A of the Corporations Act (which the Company shall use its best endeavours to file on or within 5 Business Days of the relevant issue of Shares), there will be no restriction under Australian law on Dr Perry dealing in those Shares.

If the Participant or the Company is liable for taxes, duties or other amounts on the issuance of the resulting Shares and as a consequence the Company is liable to make a payment(s) for whatever reason (including withholding) to the appropriate authorities on account of that liability, unless the Participant and the Company agree otherwise:

(a)	the Company will use its reasonable endeavours to introduce potential purchasers for some of the resulting Shares held by the Participant and
(b)

in any event, the Participant must pay to the Company within 5 Business Days of the Taxing Event an amount equal to the Tax Payment and the Company must pay the Tax Payment to the appropriate authorities.

2.4	Re-organization

Where for any reason the Company undertakes a solvent reconstruction or re organization of the Company or its entities (including without limitation the interposition of a new holding entity to the group), Dr Perry agrees to exchange (on a “like for like” basis) his Options for new options (on substantially the same terms and conditions as provided in this Deed) in the new parent entity which arises on such solvent reconstruction or re-organization.

AU_Active01 903886972v15 MILLERN

3.	Contracts of employment and other employment rights
3.1	No change to employment terms

The participation in the issue of the Options does not change or vary any of the terms and conditions of employment of Dr Perry as set out in the Employment Agreement.

3.2	No right to future employment or engagement

Without limiting clause 3.1 above, this Deed does not confer on Dr Perry any right to future employment or engagement and does not affect any rights which the Company may have to terminate his employment or engagement.

3.3	Acknowledgments

It is acknowledged and accepted by Dr Perry and the Company that the terms of this Deed creates legally binding obligations on the parties but do not form part of the terms and conditions of Dr Perry's employment or other engagement contract, nor do the terms of this Deed constitute a contract or arrangement (including any related condition or collateral arrangement) in relation to Dr Perry's employment or other engagement contract.

4.	Cessation of appointment/employment and lapsing of options
4.1	Unvested Options re Termination

Unless an Option has already vested, if Dr Perry ceases to be appointed or employed by the Company for any reason:

(a)	Termination for Cause: All the Participant's unvested Options will lapse automatically;
(b)	Termination Without Cause: All the Participant's unvested Options will vest;
(c)	Termination Due to Disability or Death: All the Participant's unvested Options will vest;
(d)	Voluntary Termination for Good Cause: All the Participant's unvested Options will vest;
(e)	Voluntary Termination in all other circumstances: All the Participant’s unvested Options will lapse automatically.
4.2	Vested Options re Termination

In respect of vested Options, if Dr Perry ceases to be appointed or employed by the Company for any reason:

(a)	Termination for Cause: The Participant may for up to 30 days exercise his vested Options and if not exercised in that period, all unexercised Options will lapse automatically;
(b)	Termination Without Cause: The Participant may for up to 60 days exercise his vested Options and if not exercised in that period, all unexercised Options will lapse automatically;
(c)	Termination Due to Disability or Death: The Participant may for up to 60 days exercise his vested Options and if not exercised in that period, all unexercised Options will lapse automatically;
(d)	Voluntary Termination for Good Cause: The Participant may for up to 30 days exercise his vested Options and if not exercised in that period, all unexercised Options will lapse automatically;
(e)

Voluntary Termination in all other circumstances: The Participant may for up to 30 days exercise his vested Options and if not exercised in that period, all unexercised Options will lapse automatically.

AU_Active01 903886972v15 MILLERN

4.3	Liquidation

On Liquidation, all Options which have not been exercised will lapse with immediate effect upon such Liquidation.

4.4	Control Event

On the occurrence of a Control Event, all Options (notwithstanding any the existence of any vesting conditions unsatisfied immediately prior to the occurrence of a Control Event) may be exercised during the period being the lesser of the following periods:

(a)	90 day period following the occurrence of that event. or
(b)	the period from the occurrence of that event to the expiry date of the Options,

after the expiry of which all unexercised Options shall lapse with immediate effect.

5.	Administration by the Board
5.1	Powers of the Board

This Deed will be managed by the Board. which will have power (which must be exercised reasonably and in good faith) to:

(a)	determine appropriate procedures for the administration of this Deed;
(b)	resolve conclusively all questions of fact or interpretation arising in connection with this Deed;
(c)	determine matters falling for determination under this clause in its discretion having regard to the interests of and for the benefit of the Company;
(d)	exercise the discretions conferred on it by this clause or which may otherwise be required in relation to this Deed; and
(e)	delegate to any one or more persons (for such period and on such conditions as it may determine) the exercise of any of its powers or discretions arising under this Deed.
6.	Notices

Any notice or other communication to or by a party under this Deed:

(a)	must be given in accordance with this clause;
(b)	may be given by personal service, or certified return post (signature required by Dr Perry or Mrs. Arlene Perry);
(c)	must be in writing, legible and in English addressed (depending on the manner in which it is given) as shown below:
(i)	If to Dr Perry:
Address:	300 Cook St., Denver. CO, 80206. United States
Attention:	Dr. Michael Perry or Mrs. Arlene Perry

AU_Active01 903886972v15 MILLERN

(ii)	If to the Company:
Address:	28159 Avenue Stanford, Suite 220, Valencia, CA 91355, United States
Attention:	Chief Financial Officer

or addressed in accordance with any updated details last notified by the party to the sender by notice given in accordance with this clause;

(d)	must be signed:
(i)	in the case of a corporation registered in Australia, by any authorized representative or by the appropriate office holders of that corporation under section 127 of the Corporations Act; or
(ii)	in the case of a corporation registered outside of Australia, by a person duly authorized by the sender in accordance with the laws governing the place of registration of that corporation; and
(e)	is deemed to be given by the sender and received by the addressee:
(i)	if delivered in person, when delivered to the addressee;
(ii)	if posted, at 9.00 am on the fourth Business Day after the date of posting to the addressee whether delivered or not; or

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time), it is deemed to have been received at 9.00 am on the next Business Day.

7.	General
7.1	Entire understanding
(a)

This Deed contains the entire understanding between the parties concerning the subject matter of this Deed and supersedes, terminates and replaces all prior agreements and communications between the parties concerning that subject matter.

(b)	All terms, warranties and conditions implied or imposed by statute or general law are excluded from this Deed, except any term, warranty or condition the exclusion of which would:
(i)	contravene the statute or general law which implied or imposed it; or
(ii)	cause this clause to be void.
(c)

Each party acknowledges that, except as expressly stated in this Deed, it has not relied on any representation, warranty, undertaking or statement made by or on behalf of another party in relation to this Deed or its subject matter.

7.2	No adverse construction

No provision of this Deed is to be construed to the disadvantage of a party solely because that party was responsible for preparing or proposing this Deed or the provision.

7.3	No waiver
(a)

A failure to exercise, a delay in exercising or partially exercising any power, right or remedy conferred on a party by or in respect of this Deed does not operate as a waiver by that party of the power, right or remedy.

AU_Active01 903886972v15 MILLERN

(b)	A single or partial exercise of any power, right or remedy does not preclude a further exercise of it or the exercise of any other power, right or remedy.
(c)	A waiver of a breach does not operate as a waiver of any other breach.
7.4	Remedies cumulative

Except as set out in this Deed, the powers, rights and remedies under this Deed are cumulative with and not exclusive of any powers, rights and remedies provided by law independently of this Deed.

7.5	Severability

Any provision of this Deed which is invalid in any jurisdiction must, in relation to that jurisdiction, be:

(a)	read down to the minimum extent necessary to achieve its validity, if applicable; and
(b)	severed from this Deed in any other case,

without invalidating or affecting the remaining provisions of this Deed or the validity of that provision in any other jurisdiction.

7.6	Consents and approvals

Unless this Deed provides otherwise, where anything depends on the consent or approval of a party, then that consent or approval may be given conditionally, unconditionally or withheld, in the absolute discretion of that party.

7.7	No variation

This Deed cannot be amended or varied except in writing signed by the parties.

7.8	Assignment

Except to a designated beneficiary upon Dr Perry's death or by will or the laws of descent and distribution, Dr Perry may not without prior written approval of the Board sell, assign, transfer or otherwise deal with, or grant a Security Interest over, an Option granted to Dr Perry.

Except to a designated beneficiary upon Dr Perry's death or by will or the laws of descent and distribution, the Option lapses immediately on purported sale, assignment transfer, dealing or the grant of Security Interest, unless the Board in its absolute discretion approves the dealing, or the transfer or transmission is effected by force of law on death or legal incapacity to Dr Perry's legal personal representative.

7.9	Execution and delivery
(a)	By executing this Deed, a party intends:
(i)	to be immediately bound by this Deed; and
(ii)	for such execution to constitute delivery of this Deed to each other party.
(b)	Nothing in this clause 7.9 should be taken to exclude any statutory or common law principle applicable to the proper execution and delivery of a deed.
(c)

This clause 7.9 supersedes, terminates and replaces any prior agreements and communications between the parties which indicate that the agreements recorded in this Deed are “subject to contract” or similar arrangements .

AU_Active01 903886972v15 MILLERN

7.10	Conflicting provisions

If there is any conflict between the main body of this Deed and any schedules or annexures comprising it, then the provisions of the schedules and annexures of this Deed prevail.

7.11	No right of set-off

Unless this Deed expressly provides otherwise, a party has no right of set-off against a payment due to another party under this Deed.

7.12	Relationship of parties

Unless this Deed expressly provides otherwise, nothing in this Deed may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

7.13	Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document. A party may sign a counterpart by executing a signature page and electronically transmitting a copy of the signed page to each other party or their authorized representative.

7.14	Section 409A of the Code

The Company makes no representation or warranty regarding the proper treatment of the Options issued under this Deed or Shares issued on exercise of the Options for purposes of Code Section 409A.  Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Or. Perry on account of non-compliance with Section 409A.

7.15	Governing law and jurisdiction
(a)	This Deed is governed by and must be construed in accordance with the laws of the State of Victoria, Australia.
(b)

The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

(c)	Each party waives any rights to:
(i)	object to the venue of any proceedings; or
(ii)	claim that the proceedings have been brought in an inconvenient forum or that the courts of another place are a more convenient forum,

if the proceedings have been brought in a court referred to in clause 7.15(b).

AU_Active01 903886972v15 MILLERN

Executed as a deed

Signed, Sealed and Delivered by Dr Michael	)	/s/ Chris Soto
Perry in the presence of:	)	Signature

/s/ Donna Perry
Signature of Witness

DONNA PERRY
Name of Witness (please print)

Executed by Avita Medical Limited ACN 058 466 523 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Lou Panaccio		/s/ Suzanne Crowe
Signature of director		Signature of director or company secretary*
*delete whichever does not apply

Lou Panaccio. Chairman of the Board		SUZANNE CROWE
Name (please print)		Name (please print)

AU_Active01 903886972v15 MILLERN

Schedule 1 — Terms and Conditions of the Options

Each Option entitles the holder (Option Holder) to subscribe for and be issued one fully paid ordinary share (Share) in Avita Medical Ltd ACN 058 466 523 (Company) on terms including the following:

1.

Subject to clauses 2 and 3 of this Schedule and any restrictions imposed by the Australian Securities Exchange (ASX}, each Option is exercisable at any time after the date on which the relevant Option has vested (Vesting Date) up and until the expiry date being 30 November 2028 (Expiry Date). Any Options not exercised by the Expiry Date will automatically lapse on the Expiry Date.

2.	The aggregate of 15,000,000 Options is subject to vesting conditions based on tenure of Dr Perry, (ii) the Company's Share Price and (iii) milestone performance by the Company as follows:
(a)

Tenure - A tranche of 3,333.333 Options, with 1,666,666 which the Company acknowledges have already vested prior to the date of this deed in accordance with the tenure conditions as specified in the Company's 2018 AGM notice, and 1,666,667 to vest on 1 June 2020;

(b)

Company Share Price - In aggregate the Company acknowledges that a further 9,166,667 Options have prior to the date of this deed already vested in Dr Perry in accordance with the share price vesting conditions as specified in the Company's 2018 AGM notice;

(c)

Milestone Performance - Provided Dr Perry is still employed by the Company, a further tranche of 2,500,000Options to vest upon the achievement of the milestones “Initial procurement under the BARDA contract” under CLIN2 of the BARDA contract for 5,614 ReCell devices totaling USD $7,594,620.

3.

The Options may be exercised for part or all of the Options issued by the Option Holder giving written notice in the form set out below (Notice of Exercise) to the Company at its registered office prior to the Expiry Date.

4.

On exercise the Company will issue to the holder for each Option exercised one ordinary share in the capital of the Company credited as fully paid. The exercise price per Option is $0.082 per Share (Exercise Price).

5.

On receipt by the Company of the Notice of Exercise and payment of the Exercise Price, the Company must, within 3 Business Days and if the Shares are listed on the ASX within the time period prescribed by the Listing Rules of the ASX (ASX Listing Rules):

(a)	allot to the Option Holder one Share in the Company for each Option exercised by the Option Holder;
(b)

cause to be dispatched to the Option Holder the relevant acknowledgement of issue, a holding statement or share certificate (as applicable) as soon as is reasonably practicable detailing the issue of the relevant Share/s; and

(c)	issue (if applicable) a new holding statement (or option certificate) for the balance of the Options that remain unexercised.
6.

Shares allotted on the exercise of Options will rank equally in all respects with the then existing issued ordinary fully paid shares in the capital of the Company (except in respect to any dividends which shall have been declared but not yet distributed before the actual exercise of an Option) and will be subject to the provisions of the Constitution of the Company.

7.	If any Reorganization (including consolidation, subdivision, reduction, return or cancellation) of the issued capital of the Company occurs before the expiry of any Options, the number of Options to

AU_Active01 903886972v15 MILLERN

which each Option Holder is entitled or the Exercise Price of his or her Options or both must be reorganized in accordance with the ASX Listing Rules applying to a Reorganization at the time of the Reorganization (which adjustment formula will apply even where the Company is not admitted to the ASX Official List).

8.

An Option does not confer the right to participate in new issues of capital offered to holders of Shares (Rights Entitlement) during the currency of the Options without exercising the Options. However, the Company will ensure that for the purpose of determining Rights Entitlements to any such issue, the Option Holder is to receive at least 10 Business Days written notice from the Company of the pending closing or record date and sufficient time for the Option Holder to exercise the Options prior to that closing or record date in order to qualify for the participation in the Rights Entitlement.

9.

If the Shares are listed for quotation on the ASX, the Company will apply to the ASX for, and will use its best endeavours to obtain, quotation or listing of all Shares allotted on the exercise of any Options within 10 Business Days (as defined in the Listing Rules of the ASX) of allotment. In the event that the Company undergoes a reorganization that results in the conversion of Shares quoted on the ASX into shares quoted on another exchange, then the Company will apply to the relevant exchange and for securities regulator as required for those converted shares related to the Option shares to be quoted.

10.	In the event of the Liquidation of the Company, all unexercised Options will lapse upon the occurrence of that Liquidation.
11.	The Options do not provide any entitlement to dividends paid to ordinary shareholders.
12.	The Options do not entitle the Option Holder to vote at any meeting of shareholders.
13.

To the extent (if any) that any of these Option Terms and Conditions or this Deed are inconsistent with or contrary to the ASX Listing Rules, the ASX Listing Rules provisions will prevail and these Option Terms and Conditions are deemed to incorporate the relevant ASX Listing Rules provisions as an amendment to these terms; and

14.	These Terms and Conditions are governed by the laws of Victoria. The parties submit to the non-exclusive jurisdiction of the courts of Victoria.

AU_Active01 903886972v15 MILLERN